Press Release

COWEN ANNOUNCES REDEMPTION OF 8.25% SENIOR NOTES DUE 2021

NEW YORK, NY — December 11, 2017 — Cowen Inc. (NASDAQ:COWN) (the “Company”) announced today that it is redeeming the currently outstanding $63.25 million principal amount of its 8.25% senior notes due 2021 (the “2021 Notes”) on January 8, 2018 (the “Redemption Date”), following which the 2021 Notes will be delisted from NASDAQ. The redemption is being made pursuant to the terms of the 2021 Notes and the indenture governing the 2021 Notes. The redemption price for the 2021 Notes will be equal to 106.188% of the principal amount of the 2021 Notes plus accrued and unpaid interest to, but excluding, the Redemption Date, which accrued interest will be payable to the holders of record of the 2021 Notes as of January 1, 2018. Interest on the 2021 Notes will cease to accrue on and after the Redemption Date. The Company will use a portion the proceeds of its previously announced public offering of $120 million of 7.35% senior notes due 2027, which closed December 8, 2017, to redeem the 2021 Notes.

The Company has instructed The Bank of New York Mellon, as the trustee for the 2021 Notes, to distribute a Notice of Redemption to all currently registered holders of the 2021 Notes on December 8, 2017. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the 2021 Notes may be obtained from The Bank of New York Mellon by calling toll-free at (800)-254-2826.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release does not constitute a notice of redemption under the indenture governing the 2021 Notes.

About Cowen Inc.
Cowen Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, sales and trading, prime brokerage, global clearing and commission management through its two business segments: Cowen Investment Management and its affiliates make up the Company's alternative investment segment, while Cowen and Company, a member of FINRA and SIPC, and its affiliates make up the Company's broker-dealer segment. Cowen Investment Management provides alternative asset management solutions to a global client base and manages a significant portion of Cowen's proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services. Founded in 1918, the firm is headquartered in New York and has offices worldwide. For additional information, visit www.cowen.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements relating to the expected redemption of the 2021 Notes and the anticipated use of the proceeds of the offering. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the prospectus relating to the offering of the Notes, the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2016, as updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the SEC website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts:
Stephen Lasota, Chief Financial Officer, (212) 845-7919
Nancy Wu, (646) 562-1259

Media Contacts:
Cowen
Lynda Caravello
646-562-1676
lynda.caravello@cowen.com

Gagnier Communications
Dan Gagnier
646-569-5897
dg@gagnierfc.com

Source: Cowen Inc.

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